SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2006

AHPC Holdings, Inc.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

0-17458	73-1326131
(Commission File Number)	(I.R.S. Employer I.D. Number)

80 Internationale Boulevard, Unit A Glendale Heights, Illinois	60139
(Address of Principal Executive Offices)	(Zip Code)

630-407-0242
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐   Written communications pursuant to Rule 425 under the Securities Act
        (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
        (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the
        Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the
        Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

AHPC Announces Receipt of Staff Determination from NASDAQ;
Intends to Request a Hearing to Appeal

On April 25, 2006, the Company received a determination from the Listing Qualifications Staff of The Nasdaq Stock Market, Inc. indicating that the Nasdaq Staff had determined to delist the Company’s securities from The Nasdaq Capital Market based upon the Company’s failure to satisfy the $2.5 million stockholders’ equity requirement, as set forth in Nasdaq Marketplace Rule 4310(c)(2)(B). The Company plans to request a hearing before the NASDAQ Listing Qualifications Panel to review the Staff Determination and to seek continued listing on The Nasdaq Capital Market.

The request for a hearing before the Nasdaq Panel will stay the Staff Determination at least until the hearing is held, likely within 30-45 days, and the Panel subsequently issues a formal decision in this matter. The Company’s securities will continue to trade on The Nasdaq Capital Market pending the issuance of a decision by the Panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AHPC HOLDINGS, INC.
Date: April 28, 2006
BY  /s/ Alan E. Zeffer
                        Alan E. Zeffer, President and Chief
                        Executive Officer

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